                          FUND ADMINISTRATION AGREEMENT

                              -  Fund Administration Services

                              -  Fund Accounting Services

                              -  Transfer Agency Services




                      MORGAN STANLEY ASSET MANAGEMENT INC.
                           (MORGAN STANLEY FUND, INC.)

                     UNITED STATES TRUST COMPANY OF NEW YORK


                                NOVEMBER 17, 1992

                          FUND ADMINISTRATION AGREEMENT

                      MORGAN STANLEY ASSET MANAGEMENT INC.
                           (Morgan Stanley Fund, Inc.)

                                TABLE OF CONTENTS

          SECTION/PARAGRAPH                                                 PAGE


1.   APPOINTMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . .   2

3.   DELIVERY OF DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . .   3

4.   SERVICES PROVIDED BY THE ADMINISTRATOR. . . . . . . . . . . . . . . . .   4

5.   FEES, EXPENSES, EXPENSE REIMBURSEMENT . . . . . . . . . . . . . . . . .   6

6.   PROPRIETARY AND CONFIDENTIAL INFORMATION. . . . . . . . . . . . . . . .   7

7.   DUTIES, RESPONSIBILITIES AND LIMITATION OF LIABILITY. . . . . . . . . .   8

8.   TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

9.   HIRING OF EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . . . .  11

10.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

11.  ASSIGNABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

12.  WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

13.  FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

14.  USE OF NAME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

15.  AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

16.  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

17.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

     SIGNATURES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

                          FUND ADMINISTRATION AGREEMENT

                      MORGAN STANLEY ASSET MANAGEMENT INC.
                           (Morgan Stanley Fund, Inc.)

                                TABLE OF CONTENTS




SCHEDULE A
FEES AND EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1

SCHEDULE B
LISTING OF INVESTMENT FUNDS SUBJECT TO THIS AGREEMENT. . . . . . . . . . . . B-1

SCHEDULE C
GENERAL DESCRIPTION OF FUND ADMINISTRATION SERVICES. . . . . . . . . . . . . C-1

SCHEDULE D
DESCRIPTION OF FUND ACCOUNTING SERVICES. . . . . . . . . . . . . . . . . . . D-1

SCHEDULE E
DESCRIPTION OF TRANSFER AGENCY SERVICES. . . . . . . . . . . . . . . . . . . E-1

                          FUND ADMINISTRATION AGREEMENT

                      MORGAN STANLEY ASSET MANAGEMENT INC.
                           (Morgan Stanley Fund, Inc.)


  AGREEMENT made as of November 17, 1992 by and between Morgan Stanley Asset Management Inc., a Delaware Corporation ("MSAM"), and United States Trust Company of New York, a bank and trust company chartered under the laws of the State of New York (the "Administrator").

                                   WITNESSETH:

  WHEREAS, the Morgan Stanley Fund, Inc. (the "Fund") is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, MSAM is responsible for the provision of certain transfer agent, fund accounting and administration services to the Fund pursuant to the Agreement between MSAM and the Fund dated as of November 17, 1992 (the "MSAM Administration Agreement"); and

  WHEREAS, MSAM wishes to retain the Administrator to provide certain transfer agent, fund accounting and administration services with respect to the Fund, and the Administrator is willing to furnish such services;

  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

  1. APPOINTMENT. The Fund hereby appoints the Administrator to provide transfer agent, fund accounting and fund administration services for MSAM for the benefit of the Fund, subject to the supervision of the Board of Directors of the Fund (the "Board"), for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 5 of and Schedule A to this Agreement. The Fund currently consists of the portfolios, funds and/or classes of shares (each an "Investment Fund"; collectively the "Investment Funds") listed in Schedule B, attached hereto. The Fund shall notify the Administrator in writing of each additional Investment Fund established by the Fund. Each new Investment Fund shall be subject to the provisions of this Agreement, except to the extent that said provisions (including those relating to the compensation and expenses payable by the Fund and its Investment Fund) may be modified with respect to such new Investment Fund in writing by the Fund and the Administrator at the time of the addition of such new Investment Fund.

  2.   REPRESENTATIONS AND WARRANTIES.

     (a)  The Administrator represents and warrants to the Fund that:

       (i) the Administrator is a bank and trust company duly chartered, organized and existing and in good standing under the laws of the State of New York;

       (ii) the Administrator is duly qualified to carry on its business in the State of New York;

       (iii) the Administrator is empowered under applicable laws and by its Certificate of Incorporation and By-Laws to enter into and perform this Agreement;

       (iv) all requisite corporate proceedings have been taken to authorize the Administrator to enter into and perform this Agreement;

       (v) the Administrator has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

       (vi) no legal or administrative proceedings have been instituted or threatened which would impair the Administrator's ability to perform its duties and obligations under this Agreement;and

       (vii) the Administrator's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to the Administrator;

     (b) MSAM represents and warrants to the Administrator that:

       (i) MSAM is a Delaware corporation, duly organized and existing and in good standing under the laws of the State of Delaware;

       (ii) MSAM is empowered under applicable laws and by its Articles of Incorporation and By-laws to enter into and perform this Agreement;

       (iii) all requisite corporate proceedings have been taken to authorize MSAM and the Fund to permit MSAM to enter into and perform this Agreement;

       (iv) the Fund is a Maryland corporation, duly organized and existing and in good standing under the laws of the State of Maryland;

       (v) the Fund is an investment company properly registered under the 1940 Act;

       (vi) a registration statement under the Securities Act of 1933, as amended ("1933 Act") and the 1940 Act on Form N-1A has been filed and will be effective and will remain effective during the term of this Agreement, and all necessary filings under the laws of the states will have been made and will be current during the term of this Agreement;

       (vii) no legal or administrative proceedings have been instituted or threatened which would impair MSAM's or the Fund's ability to perform their duties and obligations under this Agreement; and

       (viii) MSAM's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of MSAM or the Fund or any law or regulation applicable to either.

  3. DELIVERY OF DOCUMENTS. MSAM will promptly furnish to the Administrator such copies, properly certified or authenticated, of contracts, documents and other related information that the Administrator may request or requires to properly discharge its duties. Such documents may include but are not limited to the following:

     (a) Resolutions of the Board authorizing the appointment of the Administrator to provide certain transfer agency, fund accounting and administration services to MSAM and the Fund and approving this Agreement;

     (b) The Fund's Articles of Incorporation;

     (c) The Fund's By-laws ("By-laws");

     (d) The Fund's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC");

     (e) The Fund's registration statement including exhibits, as amended, on Form N-1A (the "Registration Statement") under the 1933 Act and the 1940 Act, as filed with the SEC;

     (f) Copies of the Investment Advisory Agreement between the Fund and its investment adviser (the "Advisory Agreement") and the MSAM Administration Agreement;

     (g) Opinions of counsel and auditors reports;

     (h) The Fund's Prospectus(es) and Statement(s) of Additional Information relating to all Investment Funds and all amendments and supplements thereto (Such Prospectus(es) and Statement(s) of Additional Information and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented, herein called the "Prospectuses"); and

     (i) Such other agreements as the Fund may enter into from time to time including securities lending agreements, futures and commodities account agreements, brokerage agreements, and options agreements.

  4.   SERVICES PROVIDED BY THE ADMINISTRATOR.

     (a) The Administrator will provide the following services subject to the control, direction and supervision of the Board and in compliance with the objectives, policies and limitations set forth in the Fund's Registration Statement, Articles of Incorporation and

By-laws; applicable laws and registrations, and all resolutions and policies implemented by the Board:

       (i) Fund administration;

       (ii) Fund accounting; and

       (iii) Transfer agency services.

A detailed description of each of the above services is contained in Schedules C, D, and E, respectively, to this Agreement.

     (b) The Administrator will also:

       (i) provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of the Administrator or a corporate affiliate of the Administrator);

       (ii) provide the services of individuals to serve as the Fund's secretary and a principal financial officer who will be designated by the Administrator and elected by the Board;

       (iii) provide or otherwise obtain personnel sufficient, in the Administrator's sole discretion, for provision of the services contemplated herein;

       (iv) furnish equipment and other materials, which the Administrator, in its sole discretion, believes are necessary or desirable for provision of the services contemplated herein; and

       (v) keep records relating to the services provided hereunder in such form and manner as set forth in Schedules C, D and E and as the Administrator may otherwise deem appropriate or advisable, all in accordance with the 1940 Act. To the extent required by Section 31 of the 1940 Act and the rules thereunder, the Administrator agrees that all such records prepared or maintained by the Administrator relating to the services provided hereunder are the property of the Fund and will be preserved for the periods prescribed under Rule 31a-2 under the 1940 Act, maintained at the Fund's expense, and made available in accordance with such Section and rules. The Administrator further agrees to surrender promptly to the Fund upon its request and cease to retain in its records and files those records and documents created and maintained by the Administrator pursuant to this Agreement.

  5.   FEES, EXPENSES, EXPENSE REIMBURSEMENT.

     (a) As compensation for the services rendered to the Fund pursuant to this Agreement, the Fund shall pay the Administrator monthly fees determined as set forth in Schedule A to this Agreement. Such fees are to be computed daily and paid monthly on the first business day of the month following provision of the services. Upon any termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

     (b) For the purpose of determining fees calculated as a function of the Fund's assets, the value of the Fund's assets and net assets shall be computed as required by its Prospectuses, generally accepted accounting principles and resolutions of the Board.

     (c) The Administrator will from time to time employ or associate with such person or persons as may be appropriate to assist the Administrator in the performance of this Agreement. Such person or persons may be officers and employees who are employed or designated as officers by both the Administrator and the Fund. The compensation of such person or persons for such employment shall be paid by the Administrator and no obligation will be incurred by or on behalf of the Fund in such respect.

     (d) The Administrator will generally bear all of its own expenses in connection with the performance of its services under this Agreement. The Fund agrees to promptly reimburse the Administrator for any equipment and supplies specially ordered by or for the Fund through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur on the Fund's behalf at the Fund's request or as consented to by the Fund. Such other expenses to be incurred in the operation of the Fund and to be borne by the Fund, include, but are not limited to: taxes; interest; brokerage fees and commissions; salaries and fees of officers and directors who are not officers, directors, shareholders or employees of the Administrator, or the Fund's investment adviser or distributor; SEC and state Blue Sky registration and qualification fees, levies, fines and other charges; administration fees; charges and expenses of custodians; insurance premiums including fidelity bond premiums; auditing and legal expenses; costs of maintenance of corporate existence; expenses of typesetting and printing of prospectuses for regulatory purposes and for distribution to current shareholders of the Fund (the Fund's distributor to bear the expense of all other printing, production, and distribution of prospectuses, statements of additional information, and marketing materials); expenses of printing and production costs of shareholders' reports and proxy statements and materials; costs and expenses of Fund stationery and forms; costs and expenses of special telephone and data lines and devices; costs associated with corporate, shareholder, and Board meetings; and any extraordinary expenses and other Customary Fund expenses. In addition, the Administrator may utilize one or more independent pricing services, approved from time to time by the Board, to obtain Securities prices and to act as backup to the primary pricing services, in connection with determining the net asset values of the Fund, and the Fund will reimburse the Administrator for the Fund's share of the cost of such services based upon the actual usage, or a pro-rata estimate of the use, of the services for the benefit of the Fund.

  6. PROPRIETARY AND CONFIDENTIAL INFORMATION. The Administrator agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund, all records and other information relative to the Fund's prior, present or potential shareholders, and to not use such records and information for any purpose other than performance of the Administrator's responsibilities and duties hereunder. The Administrator may seek a waiver of such confidentiality provisions by furnishing reasonable prior notice to the Fund and obtaining approval in writing from the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities. Waivers of confidentiality are automatically effective without further action by the Administrator with respect to Internal Revenue Service levies, subpoenas and similar actions, or with respect to any request by the Fund.

  7.   DUTIES, RESPONSIBILITIES AND LIMITATION OF LIABILITY

     (a) In the performance of its duties hereunder, the Administrator shall be obligated to exercise the due care and diligence of a mutual fund accounting and pricing service agent, transfer agent, registrar, dividend disbursing agent, shareholder servicing agent and blue sky administrator, and to act in good faith in performing the services provided for under this Agreement. In performing its services hereunder, the Administrator shall be entitled to rely on any oral or written instructions, notices or other communications from the Fund and its custodians, officers and directors, investors, agents and other service providers which the Administrator reasonably believes to be genuine, valid and authorized.

     (b) Subject to the foregoing, the Administrator shall not be liable for any error of judgement or mistake of law or for any loss or expense suffered by the Fund, in connection with the matters to which this Agreement relates, except for a loss or expense resulting from willful misfeasance, bad faith or negligence on the Administrator's part in the performance of its duties or from reckless disregard by the Administrator of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of the Administrator, who may be or become an officer, director, partner, employee or agent of the Fund, shall be deemed when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with the Administrator's duties hereunder) to be rendering such services to or acting solely for the Fund and not as an officer, director, partner, employee or agent or person under the control or direction of the Administrator even though paid by the Administrator.

     (c) Subject to Paragraph 7(b) above, the Administrator shall not be responsible for, and MSAM and the Fund shall indemnify and hold the Administrator harmless from and against, any and all losses, damages, costs, reasonable attorneys' fees and expenses, payments, expenses and liabilities arising out of or attributable to:

       (i) all actions of the Administrator or its officers or Regents required to be taken pursuant to this Agreement;

       (ii) the reliance on or use by the Administrator or its officers or agents of information, records, or documents which are received by the Administrator or its officers or agents and furnished to it or them by or on behalf of MSAM or the Fund, and which have been prepared or maintained by the Fund, MSAM or any other third party on behalf of MSAM or the Fund;

       (iii) MSAM's or the Fund's refusal or failure to comply with the terms of this Agreement or MSAM's or the Fund's lack of good faith, or its actions, or lack thereof, involving negligence or willful malfeasance;

       (iv) the breach of any representation or warranty of MSAM hereunder;

       (v) the taping or other form of recording of telephone conversations or other forms of electronic communications with investors and shareholders, or reliance by the Administrator on telephone or other electronic instructions of any person acting on behalf of a shareholder or shareholder account for which telephone or other electronic services have been authorized;

       (vi) the reliance on or the carrying out by the Administrator or its officers or agents of any proper instructions reasonably believed to be duly authorized, or requests of the Fund or recognition by the Administrator of any share certificates which are reasonably believed to bear the proper signatures of the officers of the Fund and the proper countersignature of any former transfer agent or registrar of the Fund; and

       (vii) the offer or sale of shares by the Fund in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any Federal agency or any state agency with respect to the offer or sale of such shares in such state resulting from activities, actions, or omissions by the Fund's distributor or existing or arising out of activities, actions or omissions by or on behalf of the Fund prior to the effective date of this Agreement.

     (d) The Administrator shall indemnify and hold MSAM or the Fund harmless from and against any and all losses, damages, costs, charges, reasonable attorneys' fees and expenses, payments, expenses and liability arising out of or attributable to the Administrator's refusal or failure to comply with the terms of this Agreement; the Administrator's breach of any representation or warranty made by it herein; or the Administrator's lack of good faith, or acts involving new negligence, willful misfeasance or reckless disregard of its duties.

  8. TERM. This Agreement shall become effective on the date first hereinabove written. This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. This Agreement shall continue in effect unless terminated by either party on 90 days prior written notice. Upon termination of this Agreement, the Fund shall pay to the Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of termination or the date that the provision of services ceases, whichever is later.

  9. HIRING OF EMPLOYEES. MSAM the Administrator agree that they will not enter into discussions of employment or make offers of employment to each others' employees without written approval from the other.

  10. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be deemed to have been given when delivered in person or by certified mail, return receipt requested, to the parties at the following address (or such other address as a party may specify by notice to the other):

               If to MSAM or the Fund:

                    Morgan Stanley Asset Management Inc.
                    1221 Avenue of the Americas
                    New York, NY 10020
                    Attn:
                    Fax: (212)

               WITH A COPY TO:


               If to the Administrator:

                    United States Trust Company
                    114 West 47th Street
                    New York, NY 10036
                    Attention: Division Director, Mutual Funds
                    Fax: (212) 852-1529

               WITH A COPY TO:

                    Mutual Funds Service Company
                    126 High Street
                    Boston, MA 02110
                    Attention: General Counsel
                    Fax: (617) 728-7350

Notice shall be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first.

     11. ASSIGNABILITY. This Agreement shall not be assigned by any of the parties hereto without the prior consent in writing of the other party; provided, however, that the

Administrator may in its own discretion and without limitation or prior consent of the Fund, whenever and on such terms and conditions as the Administrator deems necessary or appropriate, subcontract, delegate or assign its rights, duties, obligations and liabilities to subsidiaries or affiliates of the Administrator; provided, further, that any such subcontract, agreement or understanding shall not discharge the Administrator or its affiliates or subsidiaries, as the case may be, from its obligations hereunder. Similarly, the Administrator or its affiliated subcontractor, designee, or assignee may at its discretion, without notice to the Fund, enter into such subcontracts, agreements and understandings, whenever and on such terms and conditions as the Administrator or they deem necessary or appropriate to perform services hereunder, with non-affiliated third parties; provided, that such subcontract, agreement or understanding shall not discharge the Administrator, or its subcontractor, designee, or assignee, as the case may be, from the Administrator's obligations hereunder.

     12. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

     13. FORCE MAJEURE. The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, acts of God, earthquakes, fires, floods, wars, acts of civil or military authorities, or governmental actions, nor shall any such failure or delay give the Fund the right to terminate this Agreement.

     14. USE OF NAME. MSAM and the Administrator agree not to use the other's name nor the names of such other's affiliates, designees, or assignees in any prospectus, sales literature or other printed material written in a manner not previously, expressly approved in writing by the other or such other's affiliates, designees, or assignees except where required by the SEC or any state agency responsible for securities regulation.

     15. AMENDMENTS. This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

     16. SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

     17. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.


                                             MORGAN STANLEY ASSET MANAGEMENT
                                             INC.
                                             (MORGAN STANLEY FUND, INC.)

Attest: /s/Harold Schaaff                         By: /s/ Warren J. Olsen
       ---------------------------                    -------------------------

Name: Harold Schaaff                              Name: Warren J. Olsen
      ----------------------------                     ------------------------

                                             Title: Vice President
                                                    -----------------------





                                                  UNITED STATES TRUST COMPANY OF
                                                  NEW YORK

Attest:                                           By: /s/ Donald P. Hearn
       ---------------------------                   --------------------------

Name:                                             Name: Donald P. Hearn
       ---------------------------                     ------------------------

                                                  Title: Senior Vice President
                                                        -----------------------

FUND ADMINISTRATION AGREEMENT
Morgan Stanley Fund, Inc.
November 17, 1992



                                   SCHEDULE A
                                FEES AND EXPENSES

I.   Fund Accounting and Administration Fees

     a. MSAM shall pay to the Administrator an annual fee based on the following schedule:

          0.18 of 1% on the first $200 million in assets, plus
          0.12 of 1% on the next $200 million in assets, plus
          0.07 of 1% on the next $400 million in assets, plus
          0.06 of 1% on assets in excess of $800 million.

     b. The fees in the foregoing table shall be based on the average daily net assets of all of the Fund's Investment Funds. The fees will be Computed and are payable monthly.

     c. Out-of-pocket expenses including but not limited to the cost of security pricing services, including backup pricing services, the preparation of Fund Board materials, and mailings will be billed to MSAM on a monthly basis.

II.  Transfer Agency and Shareholder Servicing Fees

     a. MSAM shall pay to the Administrator annual and transaction fees based on the following schedule:

     Annual Fee  (Per Account)

     Maintain Customer Record                     $10.00
     Trustee Fee - IRA (billed to participant)         10.00

     Transaction Fee  (Per Transaction, except as noted)

     Open New Account                        4.50
     Additional Investment                   .50
     Redemption (request by mail)            2.00
     Redemption (check)                 .50
     Redemption (telephone)                  2.00
     Exchange (telephone/mail)               2.00
     Systematic Withdrawal Plan                 2.00 per set-up
                                        .15 per payment
     Transfer of Shares                          2.00
     Dividend Check Preparation                    .10 per check
     Dividend Reinvestment                        .05 per confirm
     Proxy Preparation                            .40 per proxy
     Proxy Tabulation                             .50 per proxy
     Shareholder Inquiry (letter)                      2.50
     Shareholder Inquiry (telephone)                   1.00
     Returned Checks                       25.00
     Electronic Transactions                      .15 per transaction
     Checkwriting Request                         2.00
     Checkwriting Order                           1.00
     Transfer of Assets - In or Out               10.00




     Out-of-pocket expenses, including but not limited to the costs of forms, statements and confirmation forms, telecommunications facilities, microfiche and proxy processing, and postage, will be billed to the Fund on a monthly basis.

III.   Fee Phase-In

     The fees payable by MSAM to U.S. Trust for Fund Accounting and Administration and Transfer Agency and Shareholder Servicing will be Subject to a minimum annual average per Portfolio of $125,000, which minimum will be phased in according to the following schedule:

     No minimum fees from November 1992 through February 1993
     50% of minimum fees from March 1993 through May 1993
     75% of minimum fees from June 1993 through August 1993
     100% of minimum fees from September 1993 through February 1994 125% of minimum fees from March 1994 through August 1994
     150% of minimum fees from September 1994 through August 1995 200% of minimum fees beginning September 1995

     Out-of-pocket expenses are not included in the calculation of the minimum annual fees and are payable monthly as billed by the Administrator.

FUND ADMINISTRATION AGREEMENT
Morgan Stanley Fund, Inc.
November 17, 1992


                                   SCHEDULE B
              LISTING OF INVESTMENT FUNDS SUBJECT TO THIS AGREEMENT

1.  Morgan Stanley Global Equity Allocation Fund

2.  Morgan Stanley Global Fixed Income Fund

3.  Morgan Stanley Money Market Fund

FUND ADMINISTRATION AGREEMENT
Morgan Stanley Fund, Inc.
November 17, 1992


                                   SCHEDULE C
                GENERAL DESCRIPTION OF FUND ADMINISTRATION SERVICES


I.  Financial and Tax Reporting

     A. Prepare agreed upon management reports and Board of Directors materials such as unaudited financial statements, distribution summaries, and deviations of mark-to-market valuation and the amortized cost for money market funds.

     B. Report Fund performance to outside services as directed by Fun(] management.

     C. Calculate dividend and capital gain distributions in accordance with distribution policies detailed in the Fund's prospectus(es). Assist Fund management in making final determinations of distribution amounts.

     D. Estimate and recommend year-end dividend and capital gain distributions necessary to establish Fund's status as a regulated investment company ("RIC") under Section 4982 of the Internal Revenue Code of 1986, as amended (the "Code") regarding minimum distribution requirements.

     E. Prepare and file Fund's Federal tax return on Form 1120-RIC along with all state and local tax returns where applicable. Prepare and file Federal Excise Tax Return (Fori-n 8613).

     F.  Prepare and file Fund's Semiannual Reports on Form N-SAR with the SEC.

     G. Prepare and coordinate printing of Fund's Semiannual and Annual Reports to Shareholders.

     H. File copies of every financial report to shareholders with the SEC under Rule 3Ob2- 1.

     I. In conjunction with transfer agent, notify shareholders as to what portion, if any, of the distributions made by the Fund's during the prior fiscal year were exempt-interest dividends under Section 852 (b)(5)(A) of the Code.

     J. Provide Form 1099-MISC to persons other than corporations (i.e., Directors) to whom the Fund paid more than $600 during the year.

     K. Prepare and file California State Expense Limitation Report, if applicable.

     L. Provide financial information for Fund proxies and prospectuses (Expense Table).


II.  PORTFOLIO COMPLIANCE

     A. Assist with monitoring each Investment Fund's compliance with investment restrictions (e.g., issuer or industry diversification, etc.) listed in the current prospectus(es) and statement(s) of additional information.

     B. Assist with monitoring each Investment Fund's compliance with the requirements of the Code Section 851 for qualification as regulated investment companies (i.e., 90% Income, 30% Income - Short Three Diversification Tests).

     C. Assist with monitoring investment manager's compliance with Board directives such as "Approved Issuers Listings for Repurchase Agreements", Rule 2a-7 procedures for money market funds and Rule 12d-3 procedures.

     D. Mail quarterly requests for "Securities Transaction Reports" to the Fund's Directors and Officers and "access persons" under the terms of the Fund's Code of Ethics and SEC regulations.


III.     REGISTRATION AND CORPORATE GOVERNANCE

     A. Prepare and file annual, financial update post-effective amendments to the Fund's registration statement on Form N-1A and file supplements as needed.

     B. Prepare and file Rule 24f-2 Notice and Opinion (state corporate law legal opinion must be furnished by outside counsel).

     C. Prepare and file all state registrations of the Fund's securities including annual renewals, registering new Portfolios, preparing and filing sales reports, filing copies of the registration statement and final prospectus and statement of additional information, and increasing registered amounts of securities in individual states.


IV.  GENERAL ADMINISTRATION

     A. Furnish Secretary and Chief Financial Officer or Treasurer of the Fund, subject to reasonable Board approval.

     B. Prepare Fund portfolio expense projections, establish accruals and review on a periodic basis, including expenses based on a percentage of Fund's average daily net assets (advisory and administrative fees) and expenses based on actual charges annualized and accrued daily (audit fees, registration fees, directors' fees, etc.).

     C. For new portfolios, obtain Employer Identification Number and CUSIP numbers or portfolios. Estimate organization (offering) costs and monitor against actual disbursements.

     D. Coordinate all communications and data collection with regards to any regulatory examinations and yearly audits by independent accountants.

FUND ADMINISTRATION AGREEMENT
Morgan Stanley Fund, Inc.
November 17, 1992


SCHEDULE D
DESCRIPTION OF FUND ACCOUNTING SERVICES


I.     GENERAL DESCRIPTION

     The Administrator shall provide the following accounting services to the Fund on behalf of MSAM:

     A. Maintenance of the books and records and accounting controls for the Fund's assets, including records of all Securities transactions,

     B. Calculation and transmission of each Investment Fund's Net Asset Value to the NASD source for publication of prices in accordance with the prospectus and to such other entities as directed by MSAM;

     C. Accounting for dividends and interest received and distributions made by the Fund;

     D. Preparation and filing of the Fund's lax returns and Semiannual Reports on Form N-SAR;

     E. Production of transaction data, financial reports and such other periodic and special reports as the Board may reasonably request;

     F. The preparation of financial statements for the semiannual and annual reports and other shareholder communications;

     G. Liaison with the Fund's Independent auditors; and

     H. Monitoring and administration of arrangements with the Fund's custodian and depository banks. A listing of reports that will be available to the Fund is included below.

II.  Domestic Fund Accounting Daily Reports

A.   General Ledger Reports
     1.   Trial Balance Report
     2.   General Ledger Activity Report

B.   Portfolio Reports
     1.   Portfolio Report
     2.   Cost Lot Report
     3.   Purchase Journal
     4.   Sell/Maturity Journal
     5.   Amortization/Accretion Report
     6.   Maturity Projection Report

C.   Pricing Reports
     1.   Pricing Report
     2.   Pricing Report by Market Value
     3.   Pricing Variance by % Change
     4.   NAV Report
     5.   NAV Proof Report
     6.   Money Market Pricing Report

D.   Accounts Receivable/Payable Reports
     1.   Accounts Receivable for Investments Report
     2.   Accounts Payable for Investments Report
     3.   Interest Accrual Report
     4.   Dividend Accrual Report

E.   Other Reports
     1.   Dividend Computation Report
     2.   Cash Availability Report
     3.   Settlement Journal


III.  International Fund Accounting Daily Reports

A.   General Ledger
     1.   Trial Balance Report
     2.   General Ledger Activity Report

B.   Portfolio Reports
     1.   Portfolio Report by Sector
     2.   Cost Lot Report
     3.   Purchase Journal
     4.   Sell/Maturity Journal

C.   Currency Reports
     1.   Currency Purchase/Sales Journal
     2.   Currency Valuation Report

D.   Pricing Reports
     1.   Pricing Report by Country
     2.   Pricing Report by Market Value
     3.   Price Variance by % Change
     4.   NAV Report
     5.   NAV Proof Report

E.   Accounts Receivable/Payable Reports
     1.   Accounts Receivable for Investments Sold/Matured
     2.   Accounts Payable for Investments Purchased
     3.   Accounts Receivable for Forward Exchange Contracts
     4.   Accounts Payable for Forward Exchange Contracts
     5.   Interest Receivable Valuation
     6.   Interest Recoverable Withholding Tax
     7.   Dividends Receivable Valuation
     8.   Dividends Recoverable Withholding Tax

F.   Other Reports
     1.   Exchange Rate Report


IV.Monthly Fund Accounting Reports

A.   Standard Reports
     1.   Cost Proof Report
     2.   Transaction History Report
     3.   Realized Gain/Loss Report
     4.   Interest Record Report
     5.   Dividend Record Report
     6.   Broker Commission Totals
     7.   Broker Principal Trades
     8.   Shareholder Activity Report
     9.   Fund Performance Report
     10.  SEC Yield Calculation Work Sheet

B.   International Reports

     1.   Forward Contract Transaction History Report
     2.   Currency Gain/Loss Report

FUND ADMINISTRATION AGREEMENT
Morgan Stanley Fund, Inc.
November 17, 1992


                                   SCHEDULE E
                     DESCRIPTION OF TRANSFER AGENCY SERVICES

     The following is a general description of the transfer agency services the Administrator shall provide to the Fund on behalf of MSAM. The Administrator shall:

     A. Maintain records showing for each Fund shareholder the following: (1) Name, address and tax identifying number; (ii) Number of shares of each Investment Fund of the Fund; (iii) Historical information including, but not limited to, dividends paid and date and price of all transactions including individual purchases and redemptions; and
          (iv) Any dividend reinvestment order, application, dividend address and correspondence relating to the Current maintenance of the account;

     B. Record the issuance of shares of common stock of each Investment Fund of the Fund and notify the Fund in case any proposed issue of shares by an Investment Fund shall result in an over-issue as identified by
          Section 8-104(2) of the Uniform Commercial Code and in case any issue would result in such an over-issue, shall refuse to countersign and issue, and/or credit, said shares. Except as specifically agreed in writing between the Administrator and the Fund, the Administrator shall have no obligation when countersigning and issuing and/or crediting shares to take cognizance of any other laws relating to the issue and sale of such shares except insofar as policies and procedures of the Stock Transfer recognize such laws;

     C. Process all orders for the purchase of shares of the Fund in accordance with the Fund's current registration statement. Upon receipt of any check or other payment for purchase of shares of the Fund from an investor, it will (1) stamp the envelope with the date of receipt, (ii) forthwith process the same for collection,
          (iii)determine the amounts thereof due the Fund, and notify the Fund of such determination and deposit, such notification to be given on a daily basis of the total amounts determined and deposited to the Fund's custodian bank account during such day. The Administrator shall then credit the share account of the investor with the number of Investment Fund shares to be purchased made on the date such payment is received by the Administrator, as set forth in the Fund's current prospectus and shall promptly mail a confirmation of said purchase to the investor, all subject to any instructions which the Fund may give to the Administrator with respect to the timing or manner of acceptance of orders for shares relating to payments so received by it;

     D. Receive and stamp with the date of receipt all requests for redemptions or repurchase of shares held in certificate or non-certificate form, and shall process redemptions and repurchase requests as follows: (i) If such certificate or redemption request complies with the applicable standards approved by the Fund, the Administrator shall on each business day notify the Fund of the total number of shares presented and covered by such requests received by the Administrator on such day; (ii) On or prior to the seventh calendar day succeeding any such requests received by the Administrator shall notify the Custodian, subject to instructions from the Fund, to transfer monies to such account as designated by the Administrator for such payment to the redeeming shareholder of the applicable redemption or repurchase price; (iii) If any such certificate or request for redemption of repurchase does not comply with applicable standards, the Administrator shall promptly notify the investor of such fact, together with the reason therefor, and shall effect such redemption at the Fund's price next determined after receipt of documents complying with said standards of, at such other time as the Fund shall so direct;

     E. Acknowledge all correspondence from shareholders relating to their share accounts and undertake such other shareholder correspondence as may from time to time be mutually agreed upon;

     F. Process redemptions, exchanges and transfers of Fund shares upon telephone instructions from qualified shareholders in accordance with the procedures set forth in the Fund's current prospectus. The administrator shall be permitted to redeem, exchange and/or transfer Fund shares from any account for which such services have been authorized.


                                       E-2